UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Runway Growth Finance Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	47-5049745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave. Suite 4200 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
7.50% Notes due 2027	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-262146

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 7.50% Notes due 2027 (the “Notes”) of Runway Growth Finance Corp., a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issues date under the trading symbol “RWAYL.” As of July 28, 2022, the registrant has sold and issued $80,500,000 in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in its Registration Statement on Form N-2 (Registration No. 333-262146) as filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “The Offering” and “Description of the Notes” in the Registrant’s Prospectus Supplement dated July 21, 2022, as filed with the SEC on July 22, 2022 pursuant to Rule 424(b)(2) under the Securities Act. The foregoing descriptions are incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit
3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on Decemebr 19, 2016).
3.2	Articles of Amendment (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 19, 2021).
3.3	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on August 19, 2021).
4.1	Base Indenture, dated as of July 28, 2022, between the Registrant and U.S. Bank Trust Company, National Association (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on July 28, 2022).
4.2	First Supplemental Indenture, dated as of July 28, 2022, between the Registrant and U.S. Bank Trust Company, National Association (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on July 28, 2022).
4.3	Form of Global Note (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RUNWAY GROWTH FINANCE CORP.

Date: July 28, 2022	By:	/s/ R. David Spreng
R. David Spreng
President and Chief Executive Officer